UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒     Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ACTION REQUESTED

Dear Shareholder:

We need your help! We are asking for your vote on important matters related to your investments in Russell Investment Company Funds. You were recently sent proxy materials for the upcoming Special Meeting of Shareholders on November 24, 2026. If you have not yet cast your vote, please do so today! A copy of your proxy card is enclosed.

The vote includes approving a new investment advisory agreement for the Funds and does not involve a change to any Fund’s investment objective, advisory fee rate or total expense ratio. You are also being asked to vote on certain other items, as discussed in the proxy statement. The Funds’ Board of Trustees unanimously recommends that you vote “FOR” for each proposal.

There are several convenient ways for you to cast your vote if you don’t plan to attend the shareholder meeting:

Visit the website listed on your proxy card.

Call the toll-free number listed on your proxy card.

Mail the proxy card. If you choose this option, please be sure to sign, date, and return the card in the included postage-paid envelope.

For more information, please refer to the proxy statement, which can be found at: https://www.proxy-direct.com/ric-35295. If you have any proxy-related questions, please call 1-888-812-7758 for assistance. Representatives are available from 9:00 a.m. to 11:00 p.m. ET, Monday-Friday, or from 12 p.m. to 6 p.m. ET on Saturday.

Your voice is critical in this proxy vote process. Please vote at your earliest convenience to prevent future communications on this matter and ensure that the Funds receive enough votes to act on each proposal. We appreciate your voting.

Thank you for investing with Russell Investments.

Sincerely,

Vernon Barback

President and Chief Executive Officer, Russell Investment Company Funds

Shareholder Name

Address

Address

Address

Reference Number:

URGENT NOTICE

We need your proxy vote!

RE: Russell Investment Company November 24, 2026 Shareholder Meeting and Proxy Vote Process

Dear Shareholder:

The Russell Investment Company Funds’ special shareholder meeting is nearly upon us and we still haven’t received the minimum number of votes needed for some of the Funds in which you invest.

YOUR voice is critical in this proxy vote process! If you do not plan to attend the shareholder meeting on November 24, 2026, it is important that we receive your vote prior to the shareholder meeting.

Please vote today!

Please call 1-888-745-7703 (toll free) and provide the reference number above.

●	Monday through Thursday – between 10:00 a.m. and 11:00 p.m. ET
●	Friday – between 10:00 a.m. and 5:00 p.m. ET
●	Saturday – between 12:00 p.m. and 6:00 p.m. ET

By calling this toll-free number, you will be speaking with a representative of Computershare Fund Services, the firm assisting Russell Investments in gathering votes.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the Funds that you own. The representative will not have access to your confidential information and the telephone line is recorded for your protection. After the call, you will receive confirmation of your vote by return mail.

The Funds’ Board of Trustees unanimously recommends that shareholders vote in favor of the proposals.

We appreciate your voting. Thank you for investing with Russell Investments.

Sincerely,

Vernon Barback

President and Chief Executive Officer, Russell Investment Company Funds